      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998

                                                            FILE NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                 LEUKOSITE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                       DELAWARE                           04-3173859
           (State or Other Jurisdiction of             (I.R.S. Employer
            Incorporation or Organization)              Identification No.)


                      215 FIRST STREET, CAMBRIDGE, MA 02142
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------
                                 LEUKOSITE, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)
                             ----------------------
                         CHRISTOPHER K. MIRABELLI, PH.D.
                       Chairman of the Board of Directors,
                      President and Chief Executive Officer
                                 LEUKOSITE, INC.
                                215 First Street
                         Cambridge, Massachusetts 02142
                     (Name and Address of Agent for Service)

                                 (617) 621-9350
           Telephone Number, Including Area Code, of Agent for Service
                             ----------------------
                                   Copies to:

                            JUSTIN P. MORREALE, ESQ.
                               JULIO E. VEGA, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                              Boston, MA 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                PROPOSED
                       AMOUNT      MAXIMUM       MAXIMUM
    TITLE OF           TO BE      OFFERING      AGGREGATE            AMOUNT OF
SECURITIES TO BE     REGISTERED     PRICE        OFFERING          REGISTRATION
   REGISTERED                     PER SHARE  OFFERING PRICE(1)          FEE
--------------------------------------------------------------------------------
 Common Stock,
 $.01 par value.....  2,125,000      N/A       $13,153,267          $3,881.00
================================================================================

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on (i) the offering of 1,432,142 shares, being the portion of the shares of Common Stock registered hereby subject to outstanding options under the Plan, at a weighted average exercise price of $5.304 per share, and (ii) the offering of 692,858 shares, being the aggregate number of shares of Common Stock available for issuance upon exercise of options to be granted under the Plan, at an exercise price of $8.00 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on May 8, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by LeukoSite, Inc. (the "REGISTRANT") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since the end of the Registrant's 1997 fiscal year; and (3) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         The Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, copies of which are filed herein as Exhibits 4.1 and 4.2, provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

         The Company intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

      4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement Form S-1 (File No. 333-30213).

      4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-30213).

        5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

     23.1     Consent of Bingham Dana LLP (included in Exhibit 5).

     23.2     Consent of Arthur Andersen LLP.

       24     Power of Attorney (included in signature page to Registration
                Statement).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "SECURITIES ACT"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 13th day of May, 1998.

                           LEUKOSITE, INC.

                           By: /s/ Christopher K. Mirabelli
                              --------------------------------------
                              Christopher K. Mirabelli, Ph.D.
                              Chairman of the Board of Directors,
                              President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Christopher
K. Mirabelli and Augustine Lawlor and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



       SIGNATURE                                     TITLE                                  DATE
       ---------                                     -----                                  ----
 /s/ Christopher K. Mirabelli           Chairman of the Board of Directors,              May 13, 1998
-----------------------------           President and Chief Executive Officer
Christopher K. Mirabelli, Ph.D.         (Principal Executive Officer)

    /s/ Augustine Lawlor                Vice President,  Corporate Development           May 13, 1998
-----------------------------           and Chief Financial Officer (Principal
      Augustine Lawlor                  Financial and Accounting Officer)

    /s/ Kate Bingham                    Director                                         May 13, 1998
-----------------------------
       Kate Bingham

 /s/ Yasunori Kaneko, M.D.              Director                                         May 13, 1998
-----------------------------
   Yasunori Kaneko, M.D.

  /s/ John W. Littlechild               Director                                         May 13, 1998
-----------------------------
    John W. Littlechild

         SIGNATURE                                TITLE                                      DATE
         ---------                                -----                                      ----

     /s/ Martin Peretz                  Director                                         May 13, 1998
------------------------------
    Martin Peretz, Ph.D.

    /s/ Mark Skaletsky                  Director                                         May 13, 1998
------------------------------
      Mark Skaletsky

  /s/ Timothy A. Springer               Director                                         May 13, 1998
------------------------------
 Timothy A. Springer, Ph.D.

  /s/ Christopher T. Walsh              Director                                         May 13, 1998
------------------------------
 Christopher T. Walsh, Ph.D.

                                INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                        DESCRIPTION

  4.1   Restated Certificate of Incorporation of the Registrant.
        Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement Form S-1 (File No. 333-30213).

  4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-30213).

  5 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

 23.1   Consent of Bingham Dana LLP (included in Exhibit 5).

 23.2   Consent of Arthur Andersen LLP

 24     Power of Attorney (included in signature page to Registration
        Statement).